Exhibit 99.1
FOR IMMEDIATE RELEASE
VF TO ACQUIRE TWO BRANDS:
7 FOR ALL MANKIND® PREMIUM DENIM-LIFESTYLE BRAND
AND lucy® WOMEN’S ACTIVEWEAR BRAND
Brands Will Form Foundation of VF’s New ‘Contemporary Brands’ Coalition;
2007 Revenues Now Expected to Rise More Than 14%
VF will hold a conference call and webcast at 3 p.m. ET to discuss today’s announcement. Details can be found at the end of this release.
Greensboro, NC – July 26, 2007 – VF Corporation (NYSE: VFC), a global leader in lifestyle branded apparel, announced today that it has signed definitive agreements to acquire two dynamic and growing companies, Seven For All Mankind, LLC and lucy activewear, inc. The two companies will form the foundation of a new lifestyle brand-based coalition, VF Contemporary Brands, which VF intends to build with additional contemporary brands over time. VF’s other coalitions are Outdoor, Jeanswear, Sportswear and Imagewear. Upon closing these transactions, VF will name Mike Egeck as President of VF Contemporary Brands, in addition to his current role as Chief Executive Officer of Seven For All Mankind, reporting to Eric Wiseman, President and Chief Operating Officer of VF Corporation.
“Our ability to identify, acquire and grow brands has been a key driver of shareholder value over the past several years, and we’re clearly maintaining this momentum,” said Mackey J. McDonald, Chairman and Chief Executive Officer. “The acquisition of these high growth, high potential brands marks another milestone in the continuing success of our Growth Plan. These brands extend our reach to important and growing consumer segments, broaden our presence in healthy and growing channels of distribution, provide us with additional vehicles to expand our direct-to-consumer business through owned retail stores and online sales and offer the potential for continued growth internationally.”
Added Wiseman, “The formation of the VF Contemporary Brands coalition, with over $350 million in annual revenues, marks our commitment to building new platforms for sustainable growth. We will invest in the potential of both the 7 For All Mankind® and lucy® brands, and also plan to acquire other brands that will enhance the portfolio of this new coalition.”
Seven For All Mankind, LLC
Based in Los Angeles, 7 For All Mankind® is the nation’s leading premium denim-lifestyle brand, sold in luxury retail stores and high end specialty boutiques and online at www.7forallmankind.com. With current annual revenues of approximately $300 million, the brand has enjoyed rapid growth since it was launched in 2000. “This is a very exciting acquisition for VF, as it provides us with the leading premium denim business well on its way toward becoming a multi-category contemporary apparel powerhouse,” said Wiseman. “We see the 7 For All Mankind® brand growing 15% annually, as its leaders continue to execute a well-defined plan that includes growth in the brand’s core business, geographic expansion, product extensions, licensing and owned retail store expansion. The brand also generates strong profitability, with operating margins over 20%.”

Current Chief Executive Officer Mike Egeck will continue to lead the business from its headquarters in Los Angeles. Prior to joining Seven For All Mankind in mid-2006, Egeck served as President of VF’s Outdoor – Americas business. Seven For All Mankind Chairman Peter Koral will continue to act in an advisory capacity.
“There is no better steward for the future of 7 For All Mankind® than VF,” said Koral. “They understand and respect our brand’s culture; at the same time, we will benefit from VF’s scale, resources and global reach, which will enable us to take the brand to an entirely new level. We eagerly look forward to working together to fully capture the potential of this premier brand around the world.”
lucy activewear, inc.
With approximately $57 million in annual revenues, Portland, Oregon-based lucy® is a rapidly-growing women’s active lifestyle retail brand. Founded in 1999, the brand is sold through a base of 50 owned retail stores and online through www.lucy.com. “We have long viewed the women’s activewear space as an ideal growth opportunity for VF, and lucy® is exactly the right brand for us,” said Wiseman. “It has an intensely loyal consumer following, superior product design and development capabilities and tremendous opportunities for future growth through continued expansion of a proven retail store strategy.” Mike Edwards, current Chief Executive Officer, and his team in Portland will continue to lead the business. Once the acquisition is completed, Edwards will report to Mike Egeck.
Commented Edwards, “VF has demonstrated its ability to successfully build and acquire strong lifestyle brands, at the same time ensuring that each brand’s unique culture remains intact. We’re enthusiastic about the prospects for continued growth in building the lucy® brand into a global leader in women’s activewear. We both share a passion and commitment to our customers, and with our synergies we will take our brand experience to a new level. The entire lucy team could not be more excited to be part of the VF family.”
Contemporary Brands to Add Over $350 Million in Annual Revenues
Subject to completion of the two transactions, VF’s new Contemporary Brands coalition will have annual revenues of over $350 million, based on expected combined 2007 annual revenues of the two brands. Reflecting the high growth potential for both the 7 For All Mankind® and lucy® brands, Contemporary Brand’s revenues should increase at a 15 to 20% annual rate over the next five years. In 2007, the coalition is expected to contribute approximately $125 million to total revenues, reflecting a partial year of ownership of both brands. Accordingly, we now expect total revenues in 2007 to be up by over 14% in 2007, compared to the 12% previously anticipated. The impact on 2007 earnings per share is expected to be neutral, with $.05 to $.10 accretion expected in 2008.
Acquisition Terms and Financing
VF has agreed to pay $775 million for Seven For All Mankind, LLC and $110 million for lucy activewear, inc. The acquisitions will be financed through existing cash, borrowings under its existing credit facility and the placement of long-term debt. Both acquisitions are subject to receipt of customary government approvals and other customary conditions and are expected to be completed by the end of August.
About VF
VF Corporation is a leader in branded lifestyle apparel including jeanswear, outdoor products, image apparel and sportswear. Its principal brands include Wrangler®, Lee®, Riders®, Rustler®, The North Face®, Vans®, Reef®, Napapijri®, Kipling®, Nautica®, John Varvatos®, JanSport®, Eastpak®, Eagle Creek®, Lee Sport®, Majestic® and Red Kap®.

VF Corporation’s press releases, annual report and other information can be accessed through the Company’s home page, www.vfc.com.
About Seven For All Mankind, LLC
7 For All Mankind launched the premium denim craze in the United States in the Fall of 2000. The Los Angeles based brand quickly earned critical acclaim and an immediate following for its innovative use of fits, fabrics, and finishes in denim. The company continues to grow and evolve as a true denim lifestyle brand, expanding its product line to include sportswear, handbag and footwear collections, and kids. 7 For All Mankind is currently sold at luxury retail stores such as Barneys New York, Neiman Marcus, and Saks Fifth Avenue as well as high end specialty boutiques in over 80 countries throughout the world. For more information about 7 For All Mankind, please visit www.7forallmankind.com.
About lucy activewear, inc.
lucy is a Portland, Oregon-based lifestyle apparel company for women who value fit, style and performance. lucy isn’t a specific person – she lives in all of us as we attempt to live a healthy, balanced life. Life is not only about being at the gym or yoga studio; it’s about the everyday routine of multi-tasking errands, activities with family and friends, and taking care of yourself from the inside out. An expert in active ways of life, lucy listens carefully to the needs of women and creates apparel with on-the-go performance and versatility, as well as a healthy dose of style and color. With its own lucy label and exclusive designs from other designers and brands, lucy stands apart and inspires confidence in those who wear the products and visit the stores.
The company operates 50 stores in Arizona, California, Colorado, Washington D.C., Illinois, Maryland,
Michigan, Minnesota, New Jersey, Oregon, Texas, Virginia, Massachusetts and Washington, and online at www.lucy.com.
Cautionary Statement on Forward-looking Statements
Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include VF’s reliance on a small number of large customers; the financial strength of VF’s customers; changing fashion trends and consumer demand; increasing pressure on margins; VF’s ability to implement its growth strategy; VF’s ability to successfully integrate and grow acquisitions; VF’s ability to maintain information technology systems; stability of VF’s manufacturing facilities and foreign suppliers; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to protect trademarks and other intellectual property rights; maintenance by VF’s licensees and distributors of the value of VF’s brands; the overall level of consumer spending; general economic conditions and other factors affecting consumer confidence; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the Securities and Exchange Commission, including VF’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Webcast Information
VF will hold a conference call and webcast today at 3:00 p.m. ET. Interested parties should call 1-800-289-0529 domestic, or 1-913-981-5523 international, to access the call. You may also access this call via the internet at www.vfc.com. A replay will be available through August 2, 2007, and can be accessed by dialing 1-888-203-1112 domestic, and 1-719-457-0820 international. The pass code is 4862916. A replay also can be accessed at the Company’s web site at www.vfc.com.
Contacts:
At VF Corporation:
Analysts/Investors
Cindy Knoebel, CFA
Vice President, Financial & Corporate Communications
VF Services, Inc.
VF Corporation
(212) 841-7141/(336) 424-6189
Media
Paul Mason
Director, Corporate Communications
(336) 424-6192
At Seven For All Mankind:
Leilani Augustine
Vice President of Marketing
(323) 406-5456
At lucy:
Michelle Lantow
Chief Financial Officer
(503) 961-6444
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